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                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                 ---------------

                                    FORM 8-K

              Current Report Pursuant to Section 13 or 15(d) of the

                       THE SECURITIES EXCHANGE ACT OF 1934

                         Date of Report: April 22, 2003

                          BUTLER MANUFACTURING COMPANY

                          Butler Manufacturing Company
                              1540 Genessee Street
                           Kansas City, Missouri 64102
                              Phone (816) 968-3000

                      Incorporated in the State of Delaware

                          Commission File No. 001-12335

                I.R.S. Employer Identification Number: 44-0188420


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ITEM 5.  METAL BUILDINGS PLANT TO BE ESTABLISHED IN NORTHEAST MEXICO

On April 22, 2003, Butler Manufacturing Company announced that it will establish a new manufacturing plant in Monterrey, Mexico to produce frames and its long-bay structural system known as Landmark 2000.

The new facility will enable the company to be more competitive in both costs and service, while establishing a basis for future growth in the years ahead, especially in Latin American markets. The plant will primarily serve building markets throughout Mexico and Latin America, but also markets in the United States as well.

The 120,000 square foot plant will be leased by the company and is expected to be operational in the fourth quarter of 2003. The company's investment in equipment for the facility will be approximately $4 million. When fully staffed, the operation will employee approximately 200 associates. The company currently has an engineering and sales office in Mexico City, and a sales office in Monterrey, Mexico and Santiago, Chile.

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                                   SIGNATURES


Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



BUTLER MANUFACTURING COMPANY

April  22, 2003                                   /s/ Larry C. Miller
-----------------                                 ------------------------------
Date                                              Larry C. Miller
                                                  Vice President - Finance, and
                                                    Chief Financial Officer



April  22, 2003                                   /s/ John W. Huey
-----------------                                 ------------------------------
Date                                              John W. Huey
                                                  Vice President, General
                                                    Counsel and Secretary


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